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                                                                   Exhibit 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated April 12, 1996 accompanying the financial statements and schedule of Vitaquest International Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts" and "Selected Consolidated Financial Data."






/s/ Grant Thornton LLP

GRANT THORNTON LLP


Parsippany, New Jersey
June 18, 1996